Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

(Bala Cynwyd, Pa. May 9, 2011) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2011.

First Quarter Highlights

•                  Net revenues for the quarter increased 2% to $82.5 million

•                  Station expenses increased 4% to $61.8 million

•                  Station operating income decreased 4% to $20.7 million

•                  Adjusted EBITDA decreased 13% to $15.1 million

•                  Net income per share was $0.03

•                  Adjusted net income per share was $0.09

•                  Free cash flow decreased 12% to $8.9 million

David J. Field, President and Chief Executive Officer stated: “Same-station revenue growth, excluding political and the impact of last year’s New Orleans Saints Super Bowl run, increased 4% in the first quarter.  In addition, we gained significant revenue share during the quarter, outpacing our peers in 16 of our 22 reporting markets.  We bolstered our competitive position by reformatting five of our stations in San Francisco, Kansas City and Buffalo and continued to enhance our digital capabilities, driving strong growth in our key digital metrics.  Finally, we are pleased to note that radio listening trends remain outstanding as the total number of local radio listeners continues to grow and is now at an all-time record level.  In addition, local radio holds well over a 90% share of total radio listening vs. satellite and internet.”

Additional Information

During the quarter, the Company completed its previously announced acquisition of 98.5 K-FOX in San Jose, California for $9.0 million in cash.  The Company has created a new “superstation” in the Bay Area by simulcasting “The Fox” classic rock format on this station in San Jose and also on 102.1 in San Francisco, formerly the home of classical music KDFC.

Station operating expenses for the year are expected to be up in the mid-single digit range reflecting continued investment in emerging digital initiatives, the reformatting of several stations, a restoration of the employee 401(K) match, as well as certain contractual increases.

During the quarter, the Company incurred $1.5 million of merger and acquisition expenses. This included the costs associated with the Company’s unsuccessful proposal to acquire a large radio group operator and a write-down of a long-term lease associated with the acquisition of the San Jose station.

Non-cash compensation was $3.1 million in the first quarter which included over $1 million in expense related just to this quarter.

During the quarter, the Company reduced its outstanding net senior debt by $9.6 million. As of March 31, 2011, the Company had $1.3 million in cash and $638.2 million of senior debt.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on May 9, 2011 at 4:30 PM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the first quarter earnings release by emailing their inquiries to questions@Entercom.com. Questions should be sent at least 15 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available and can be accessed either by dialing 888-662-6649 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio in excess of 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City. Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints, the Oakland A’s, the San Jose Sharks and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting.

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station operating income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss), adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), taxes paid and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs; and (vii) gain/loss on early extinguishment of debt.  For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 42% without discrete items of tax.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense).

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, adjusted EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets,

derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

First Quarter 2011

Earnings Release

 ENTERCOM COMMUNICATIONS CORP.

 FINANCIAL DATA

 (amounts in thousands, except per share data)

 (unaudited)

	Three Months Ended
	March 31,
	2011	2010
STATEMENTS OF OPERATIONS

Net Revenues	$82,514	$80,834

Station Expenses	61,815	59,210
Station Expense - Non-Cash Compensation	105	178
Corporate Expenses	5,586	4,303
Corporate Expenses - Non-Cash Compensation	3,035	1,572
Depreciation And Amortization	2,892	3,381
Merger and acquisition costs	1,542	—
Net Time Brokerage Agreement Fees	244	—
Net Loss On Sale Or Disposition of Assets	20	29
Total Operating Expenses	75,239	68,673
Operating Income	7,275	12,161

Other Expense (Income) Items:
Interest Expense	5,976	6,980
Net Loss On Early Extinguishment Of Debt	—	62
Interest And Dividend Income	(4)	(7)
Other Income	—	(22)
Total Other Expense	5,972	7,013

Income Before Income Taxes	1,303	5,148
Income Taxes	282	948
Net Income	$1,021	$4,200

Net Income Per Share - Basic	$0.03	$0.12

Net Income Per Share - Diluted	$0.03	$0.11

Weighted Common Shares Outstanding - Basic	36,053	35,623
Weighted Common Shares Outstanding - Diluted	37,865	37,571

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$869	$793
Income Taxes Paid	$82	$1
Cash Interest	$4,818	$6,617

	March 31,
	2011	2010
SELECTED BALANCE SHEET DATA

Cash And Cash Equivalents	$1,330	$2,583
Total Assets	896,524	904,120
Current Debt	203,026	90,025
Senior Debt (including Current Debt)	638,155	716,167
Total Shareholders’ Equity	175,139	118,633

OTHER FINANCIAL DATA

	Three Months Ended
	March 31,
	2011	2010
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$61,920	$59,388
Station Expenses - Non-Cash Compensation	(105)	(178)
Station Expenses	$61,815	$59,210

Reconciliation Of GAAP Corporate General & Administrative Expenses
To Corporate Expenses
Corporate General & Administrative Expenses	$8,621	$5,875
Corporate Expenses - Non-Cash Compensation	(3,035)	(1,572)
Corporate Expenses	$5,586	$4,303

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$7,275	$12,161
Corporate Expenses	5,586	4,303
Corporate Expenses - Non-Cash Compensation	3,035	1,572
Station Expenses - Non-Cash Compensation	105	178
Depreciation And Amortization	2,892	3,381
Merger and acquisition costs	1,542	—
Net Time Brokerage Agreement Fees	244	—
Net Loss On Sale Or Disposition of Assets	20	29
Station Operating Income	$20,699	$21,624

Reconciliation Of GAAP Net Income To Adjusted EBITDA
Net Income	$1,021	$4,200
Income Taxes	282	948
Total Other Expense	5,972	7,013
Corporate Expenses - Non-Cash Compensation	3,035	1,572
Station Expenses - Non-Cash Compensation	105	178
Depreciation And Amortization	2,892	3,381
Merger and acquisition costs	1,542	—
Net Time Brokerage Agreement Fees	244	—
Net Loss On Sale Or Disposition of Assets	20	29
Adjusted EBITDA	$15,113	$17,321

Reconciliation Of GAAP Net Income To Free Cash Flow
Net Income	$1,021	$4,200
Depreciation And Amortization	2,892	3,381
Deferred Financing Costs Included In Interest Expense	963	549
Non-Cash Compensation Expense	3,140	1,750
Net Loss On Sale Or Disposition of Assets	20	29
Net Loss On Early Extinguishment Of Debt	—	62
Merger and acquisition costs	1,542	—
Other Income	—	(22)
Income Taxes	282	948
Capital Expenditures	(869)	(793)
Income Taxes Paid	(82)	(1)
Free Cash Flow	$8,909	$10,103

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$7,275	$12,161
Depreciation and Amortization	2,892	3,381
Non-Cash Compensation Expense	3,140	1,750
Merger and acquisition costs	1,542	—
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(5,009)	(6,424)
Capital Expenditures	(869)	(793)
Net Loss On Sale Or Disposition of Assets	20	29
Income Taxes Paid	(82)	(1)
Free Cash Flow	$8,909	$10,103

Reconciliation Of GAAP Net Income To Adjusted Net Income
Net Income	$1,021	$4,200
Income Taxes	282	948
Net Loss On Sale Or Disposition of Assets	20	29
Net Loss On Extinguishment Of Debt	—	62
Merger and acquisition costs	1,542	—
Other Income	—	(22)
Non-Cash Compensation Expense	3,140	1,750
Adjusted Income Before Income Taxes	6,005	6,967
Income Taxes	2,522	2,926
Adjusted Net Income	$3,483	$4,041

Weighted Average Diluted Shares Outstanding
Weighted Average Diluted Shares Outstanding - Diluted	37,865	37,571

Adjusted Net Income Per Share - Diluted	$0.09	$0.11